Appendix C.7
(Updated December 6, 2018)
Method Smart Beta U.S. Sector Plus Fund

1.	Fund Accounting and Administration Fees

Fund Accounting Fee

Base Fee:              $_______ per month

Class Fee:             $_______ per month (beyond first)

Asset-Based Fee:

o ____ basis points (____%) per year on assets under $50 million
o ____ basis points (____%) per year on assets over $50 million
o ____ basis points (____%) per year on assets over $100 million

Administration Fee

• Asset-Based Fee:
(minimum $______ per month)

Net Assets                                                  Annual Fee

On the first $100 million                                 ______%
On the next $100 million                                ______%
On the next $100 million                                ______%
On the next $100 million                                ______%
On the next $100 million                                ______%
On assets over $500 million                           ______%
On assets over $750 million                           ______%
On all assets over $1 billion                           ______%

2.	Miscellaneous Compensation

(a)	Peer Group, Comparative Analysis, and Compliance Support:
The Administrator provides peer grouping and comparative analysis reports to the Trust, along with data aggregation and monitoring services to the Trust’s CCO in relation to the oversight of each Fund’s portfolio.

For these services, each Fund will be invoiced at a rate of $350 per month.

3.	Domestic Custody Fee

(a)	Asset-Based Fee (minimum of $_________ annually):

Net Assets	Annual Fee
On the first $ ______ million	_____%
On all assets over $_____ million	_____%

This asset-based fee does not include custodial transaction fees, which are a separate responsibility of the Fund, as enumerated in Section 4 of this Agreement.

Appendix C.8
(Updated March 14, 2019)
Method Smart Beta Explorer Allocation Plus Fund

1.	Fund Accounting and Administration Fees
Fund Accounting Fee

Base Fee:              $_______ per month

Class Fee:             $_______ per month (beyond first)

Asset-Based Fee:

o ____ basis points (____%) per year on assets under $50 million
o ____ basis points (____%) per year on assets over $50 million
o ____ basis points (____%) per year on assets over $100 million

Administration Fee

• Asset-Based Fee:

(minimum $______ per month)

Net Assets                                                  Annual Fee

n the first $100 million                                 ______%
On the next $100 million                             ______%
On the next $100 million                             ______%
On the next $100 million                             ______%
On the next $100 million                             ______%
On assets over $500 million                        ______%
On assets over $750 million                        ______%
On all assets over $1 billion                        ______%

2.	Miscellaneous Compensation

(a)	Peer Group, Comparative Analysis, and Compliance Support:
The Administrator provides peer grouping and comparative analysis reports to the Trust, along with data aggregation and monitoring services to the Trust’s CCO in relation to the oversight of each Fund’s portfolio.

For these services, each Fund will be invoiced at a rate of $350 per month.

3.	Domestic Custody Fee

(a)	Asset-Based Fee (minimum of $_____ annually):

Net Assets	Annual Fee
On the first $____ million	____%
On all assets over $____ million	____%

This asset-based fee does not include custodial transaction fees, which are a separate responsibility of the Fund, as enumerated in Section 4 of this Agreement.